                                                   REGISTRATION NO. 333-________

--------------------------------------------------------------------------------
AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 30, 2001
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549
                                   FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                                  ONEOK, INC.
            (Exact name of registrant as specified in its charter)


            OKLAHOMA                                   73-1520922
(State or other jurisdiction of             (IRS Employer Identification No.)
Incorporation or organization)


                             100 WEST FIFTH STREET
                             TULSA, OKLAHOMA 74103
                                  918-588-7000
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

           DEBORAH B. BARNES                          JOHN R. BARKER
SECRETARY AND ASSOCIATE GENERAL COUNSEL               GABLE & GOTWALS
             ONEOK, INC.                           100 WEST FIFTH STREET
       100 WEST FIFTH STREET                            SUITE 1100
       TULSA, OKLAHOMA 74103                        TULSA, OKLAHOMA 74103
          (918) 588-7000                                (918) 595-4800

   (name, address, including zip code, and
telephone numbers, including area code, as       (individual to receive copies)
           agents for service)


                             ---------------------
Approximate date of commencement of proposed sale pursuant to the plan: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]


                                CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------
                                       PROPOSED MAXIMUM     PROPOSED MAXIMUM
TITLE OF SECURITIES    AMOUNT TO BE    OFFERING             AGGREGATE            AMOUNT OF
TO BE REGISTERED       REGISTERED (1)  PRICE PER UNIT(2)    OFFERING PRICE(2)    REGISTRATION FEE
-------------------------------------------------------------------------------------------------
Common stock, $0.01
par value (3).........  3,000,000         $46.06             $138,180,000.00       $34,545.00

(1) Represents the number of shares of common stock, $0.01 par value, of ONEOK, Inc. for issuance under ONEOK, Inc.'s Direct Stock Purchase and Dividend Reinvestment Plan.

(2) Pursuant to Rule 457(c) under the Securities Act, this estimate is based on a price of $46.06 per share of the registrant's Common Stock, the average of the high and low sales price of the Common Stock published in the Wall Street Journal report of the New York Stock Exchange for January 29, 2001, or later, and is made solely for the purpose of determining the registration fee.

(3) Does not include 1,424,502 shares of common stock, $0.01 par value, registered by ONEOK, Inc. on its registration statement on Form S-3 (Registration No. 333-57433), to which this registration statement relates and in respect of which a filing fee of $15,430 was previously paid to the Securities and Exchange Commission.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, THE PROSPECTUS INCLUDED IN THIS REGISTRATION STATEMENT ALSO REFERS TO 1,424,502 SHARES OF COMMON STOCK REGISTERED AND REMAINING UNISSUED UNDER REGISTRATION STATEMENT NO. 333-57433 PREVIOUSLY FILED BY THE REGISTRANT. IN THE EVENT THAT ANY OF SUCH PREVIOUSLY REGISTERED SECURITIES ARE OFFERED AND SOLD PRIOR TO THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT, THE AMOUNT OF SUCH PREVIOUSLY REGISTERED SECURITIES SO SOLD WILL NOT BE INCLUDED IN THE PROSPECTUS HEREUNDER.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

--------------------------------------------------------------------------------
The information in this prospectus is not complete and may be changed. We may not sell these Securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
--------------------------------------------------------------------------------


     Subject to completion, Preliminary Prospectus dated January 30, 2001



                               3,000,000 SHARES



                                  ONEOK, INC.



                         Common Stock, $0.01 par value



                               offered solely in
                              connection with our



                             DIRECT STOCK PURCHASE
                                      AND
                          DIVIDEND REINVESTMENT PLAN



                                _______________

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful and complete. Any representation to the contrary is a criminal offense.

                                _______________

         Our common stock is listed on the New York Stock Exchange (NYSE: OKE)



                                _______________

                                   PROSPECTUS
                                _______________




                                _________, 2001

                                 [ONEOK LOGO]


    Welcome to ONEOK, Inc.'s Direct Stock Purchase and Dividend Reinvestment Plan. Whether you are already a ONEOK shareholder or are interested in becoming one, you will find this Plan to be a convenient way to become a shareholder, increase your holdings and manage your investment in ONEOK.

Our plan allows you to:

 . As a new investor, purchase your first shares of our common stock directly through the plan without payment of brokerage commissions or service fees. The minimum initial cash investment is $250 by check or money order, or $25 by using the automatic investment feature for a minimum of ten consecutive investments.

 . Purchase additional shares of our common stock without payment of brokerage commissions or service fees by automatically reinvesting all or a portion of your common stock cash dividends.

 . Purchase additional shares of our common stock without payment of brokerage commissions or service fees by making optional cash investments from $25 to $10,000. Optional cash investments may be made by check or money order, or through automatic deductions directly from your account at a U.S. bank or financial institution.

 . Make, at our sole discretion, optional cash investments in excess of $10,000 without payment of brokerage commissions or service fees.

 . Voluntarily reinvest dividends through the plan or elect to discontinue dividend reinvestment at any time. Shareholders who do not choose to participate in the plan will continue to receive cash dividends, as declared, in the usual manner.

 . Convert your stock certificates into book-entry shares for safekeeping purposes at no cost.

 .  Easily transfer or sell your shares.

 . Participants may establish IRAs which invest in our common stock through our plan. IRA options include the traditional IRA, Roth IRA and Education IRA.

Please read this prospectus in its entirety for a more detailed description of ONEOK's Direct Stock Purchase and Dividend Reinvestment Plan and its features. We hope you will enjoy the plan and the investment options it provides.

                               TABLE OF CONTENTS

                                                                        Page
                                                                       -------

SUMMARY OF THE PLAN..................................................    1 - 3
ONEOK, Inc...........................................................        4
FORWARD-LOOKING INFORMATION..........................................        5

INFORMATION ABOUT THE PLAN
Purpose..............................................................        6
Administration.......................................................        6
Administrator........................................................        6
Eligibility..........................................................    6 - 7
Enrollment Procedures................................................        7
Dividend Options.....................................................        7
Changing Dividend Options............................................        7
Discontinuing Dividend Reinvestment..................................        8
Direct Deposit of Dividends..........................................        8
Investment Options...................................................        8
Optional Cash Investments up to $10,000..............................    8 - 9
Optional Cash Investments in Excess of $10,000-- Request for Waiver..        9
Purchase Date........................................................   9 - 10
Source of Shares.....................................................       10
Purchase Price.......................................................  10 - 11
Share Safekeeping....................................................       11
Share Certificate Mailings...........................................       11
Certificates for Shares..............................................       11
Sale of Shares.......................................................       11
Gifts and Transfers of Shares........................................       12
IRA Accounts.........................................................       12
IRA Options..........................................................       12
Stock Splits, Stock Dividends and Rights Offerings...................       12
Plan Reports.........................................................       12
Plan Costs...........................................................       13
Pledging or Assigning Shares in Participant's Accounts...............       13
Voting Rights of Shares in Participant's Accounts....................       13
Termination, Suspension or Modification of the Plan..................       13
Responsibilities of ONEOK and The Administrator......................       13
Termination of a Participant.........................................       13
Governing Law........................................................       13

MATERIAL FEDERAL INCOME TAX
CONSIDERATIONS.......................................................       14

PLAN OF DISTRIBUTION AND UNDERWRITERS................................       15

USE OF PROCEEDS......................................................       15

LEGAL OPINIONS AND EXPERTS...........................................       15

WHERE YOU CAN FIND MORE INFORMATION..................................  15 - 16

                              SUMMARY OF THE PLAN

   The following summary description of our Direct Stock Purchase and Dividend Reinvestment Plan is qualified by reference to the full text of the plan that is contained in this prospectus. Terms used in this summary have the meanings given to them in the plan.

   The plan amends and restates in its entirety our prior Direct Stock Purchase and Dividend Reinvestment Plan. Current participants will automatically continue to participate in the plan.

Purpose of Plan

   The purpose of the plan is to provide a cost-free and convenient way for our shareholders to invest all or a portion of their cash dividends in additional shares of our common stock. The plan also provides us with a means of raising additional capital through the direct sale of our common stock.

Eligibility and Enrollment

   If you currently own shares of our stock, you can participate in the plan by submitting a completed enrollment form. You may participate directly in the plan only if you hold our stock in your own name. If you hold shares through a brokerage or other account, you may participate directly in the plan by having your shares transferred into your own name or you may arrange to have your broker or other custodian participate on your behalf.

   If you do not own any shares of our stock, you can participate in the plan by making an initial optional cash investment of at least $250 by check or money order, or by automatic deduction from your account at a U.S. bank or financial institution.

Reinvestment of Dividends

   If you are currently a shareholder, you can reinvest your cash dividends on some or all of your common stock in additional shares of our common stock without having to pay brokerage commissions or service fees.

Optional Cash Investments up to $10,000

   If you are currently a shareholder, you can buy shares of our common stock without having to pay brokerage commissions or service fees. Current shareholders can invest a minimum of $25 and a maximum of $10,000 at any time. Purchases may be made by check or money order, or by automatic monthly deductions from your account at a U.S. bank or financial institution.

   New investors can buy their first shares directly through the plan. The minimum initial cash investment is $250 by check or money order, or $25 using the automatic investment feature for at least ten consecutive investments. Initial cash investments cannot exceed $10,000 unless we have granted your request for waiver.

Optional Cash Investments in Excess of $10,000--Request for Waiver

   Optional cash investments by current shareholders and initial optional cash investments by new investors in excess of $10,000 may be made pursuant to a request for waiver which has been granted by the Company.

Purchase Date

   When the Administrator purchases shares of common stock from us, those purchases are made on the "Purchase Date." If the Administrator is buying shares of common stock directly from us with dividends being reinvested, the Purchase Date will occur on the dividend payment date (or if such date is not a trading day, then the first trading day immediately preceding that date). If the Administrator is buying common stock directly from us with optional cash investments of up to $10,000, then a Purchase Date will occur at least once every five business days. If the Administrator is buying shares of common stock directly from us with optional cash investments in excess of $10,000, then the Administrator will purchase the common stock once each month over a ten day pricing period, with each day in the pricing period being considered a Purchase Date, as more fully discussed below.

   If the Administrator purchases shares of common stock in the open market or in privately negotiated transactions, whether with dividends being reinvested or with optional cash payments, the Administrator will purchase those shares as soon as is practical beginning on the day that would be deemed the Purchase Date if the common stock were purchased from us.

Source of Shares

   The Administrator will purchase shares of common stock either directly from us as newly issued shares of common stock or treasury shares, or from parties other than us, either in the open market or in privately negotiated transactions or through a combination of the above.

Purchase Price

   If the Administrator purchases shares of common stock directly from us with reinvested dividends or optional cash investments of up to $10,000, the Administrator will pay a price equal to 100% (subject to change as provided below) of the average of the high and low sales prices for a share of our common stock reported by the New York Stock Exchange on the applicable Purchase Date, or, if no trading occurs in shares of common stock on the applicable Purchase Date, the first trading day immediately preceding the Purchase Date for which trades are reported, computed to three decimal places, if necessary.

   If the Administrator purchases shares of common stock directly from us with optional cash investments of greater than $10,000, the Administrator will purchase the common stock pro rata over a ten-day pricing period, with each day in the pricing period being a Purchase Date. The ten day pricing period is the ten consecutive trading days ending on either the dividend payment date during any month in which we pay a cash dividend or the 15th day of any month in which we do not pay a cash dividend (or if either date is not a trading day, then the first trading day immediately preceding either date). Please see Exhibit A for a list of expected pricing periods. On each of the ten Purchase Dates, the Administrator will pay a price equal to 100% (subject to change as provided below) of the average of the daily high and low sales prices for a share of our common stock reported by the New York Stock Exchange computed to three decimal places, if necessary. Purchases by the Administrator during the pricing period may be subject to a minimum price, as more fully described below.

   The price the Administrator will pay us for shares of common stock in the case of dividend reinvestments, optional cash investments up to $10,000 and optional cash investments in excess of $10,000 may be discounted by up to 5% at our sole discretion. Currently, there is no discount for purchases.

   If the Administrator purchases shares of common stock in the open market or in privately negotiated transactions, then the purchase price to participants will be equal to the weighted average purchase price paid by the Administrator for those shares, computed to three decimal places, if necessary. The Administrator will purchase those shares on the Purchase Date.


Number of Shares Offered

   This prospectus covers 4,424,502 shares of our common stock, less any previously registered but unissued shares issued prior to the date hereof under the Company's prior plan. Because we expect to continue the plan indefinitely, we expect to authorize and register additional shares from time to time as necessary for purposes of the plan.


Advantages of the Plan

 .  Both current shareholders and new investors can participate in the plan.

 . The plan provides participants with the opportunity to reinvest cash dividends in additional shares of our common stock without having to pay brokerage commissions or service fees.

 . The plan provides participants with the opportunity to make weekly optional cash investments, subject to minimum and maximum amounts, for the purchase of shares of our common stock without having to pay any brokerage commissions or service fees.

 . Optional cash investments up to $10,000 may be made by check or money order or by automatic deductions from your account at a U.S. bank or financial institution.

 . From time to time, at our sole discretion, the plan may provide up to 5% discount on shares of common stock purchased from us through reinvested dividends, optional cash investments up to $10,000 or optional cash investments in excess of $10,000.

 . Cash dividends paid on shares enrolled in the plan can be fully invested in additional shares of our common stock because the plan permits fractional shares to be credited to participants' accounts. Dividends on fractional shares, as well as on whole shares, may also be reinvested in additional shares which will be credited to participants' accounts.

 . For safekeeping purposes, a participant can convert common stock certificates into book-entry shares that will be credited to his or her account.

 . At no charge and at the request of participants, the Administrator will send certificates to participants for full shares credited to their accounts.

 . At any time, a participant may request the sale of all or part of the shares credited to his or her account.

 . Periodic statements reflecting all current activity, including purchases of shares and the most recent account balance, should simplify participants' record keeping.

Some Disadvantages of the Plan

 . No interest will be paid on dividends or optional cash investments held pending reinvestment or investment. In addition, optional cash investments of less than $25 and that portion of any optional cash investment that exceeds the maximum purchase limit of $10,000, unless that limit has been waived, are subject to return to the participant without interest.

 . With respect to optional cash investments in excess of $10,000, the actual number of shares to be purchased will not be determined until after the end of the relevant pricing period. Therefore, during the pricing period, participants will not know the actual price per share or number of shares they have purchased.

 . Because optional cash investments are not necessarily invested by the Administrator immediately on receipt, those payments may be exposed to changes in market conditions for a longer period of time than in the case of typical secondary market transactions.

 . Sales of shares of common stock credited to a participant's account will involve a nominal fee per transaction to be deducted from the proceeds of the sale by the Administrator (if the sale is made by the Administrator at the request of a participant), plus any brokerage commissions and any applicable stock transfer taxes on the sales.

 . Shares of common stock credited to the participant's account cannot be pledged until a stock certificate is issued for these shares.

 . We reserve the right to exclude from participation in the plan persons who use the plan to engage in short-term trading activities that we deem to cause aberrations in the trading volume of our common stock. We reserve the right to modify, suspend or terminate participation in the plan by otherwise eligible persons in order to eliminate practices which we deem not consistent with the purposes of the plan.

  Our principal executive offices are located at 100 West Fifth Street, Tulsa, Oklahoma 74103 and our telephone number is (918) 588-7900.



                  ===========================================


================================================================================
Please read this prospectus carefully and keep it and all account statements for future reference.
================================================================================

   If you have any questions about the plan, please call First Chicago Trust Company of New York, a division of EquiServe ("EquiServe"), the plan administrator, toll-free at 1-888-764-5595 (an automated voice response system is available at that number), 24 hours a day, seven days a week. Customer service representatives are available between the hours of 8:30 a.m. and 7:00 p.m. Eastern time, on each business day.

   You should rely only on the information contained or incorporated by reference in this prospectus. No one has been authorized to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as information we previously filed with the Securities and Exchange Commission and incorporated by reference, is accurate as of the date of those documents only. Our business, financial condition, results or operations and prospect described in those documents may have changed since those dates.

   The shares of common stock being offered are not insured or protected by any governmental agency and involve investment risk, including the possible loss of all funds invested. The payment of dividends by our company is discretionary and dividend payments may increase, decrease or be eliminated altogether at the discretion of our Board of Directors.

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities to be issued under this prospectus or determined if this prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

   We will bear the costs relating to the registration of the common stock being offered by this prospectus, estimated to be approximately $146,023.



                  ===========================================

                                  ONEOK, Inc.

   ONEOK, Inc. and subsidiaries, "ONEOK," "we" or "the Company" is a diversified energy company whose objective has been to maximize value for shareholders by vertically integrating its business operations from the wellhead to the burner tip. This strategy has focused on acquiring assets that provide synergistic trading and marketing opportunities all along the natural gas energy chain.

   We conduct our operations through six segments:

 .  Marketing - markets natural gas to wholesale and retail customers and markets electricity to wholesale customers;
 .  Gathering and Processing - gathers and processes natural gas and fractionates, stores and markets natural gas liquids;
 .  Transportation and Storage - transports and stores natural gas for others and sells natural gas;
 . Distribution - distributes natural gas to residential, commercial and industrial customers, leases pipeline capacity to others and provides transportation services for end-use customers;
 . Production - develops and produces natural gas and oil; and . Other - primarily operates and leases the Company's headquarters building and a related parking facility.

                          FORWARD-LOOKING INFORMATION

   Some of the statements contained and incorporated in this prospectus are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements relate to anticipated financial performance, management's plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions and other matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements in various circumstances. The following discussion is intended to identify important factors that could cause future outcomes to differ materially from those set forth in the forward-looking statements.

   Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of operations and other statements contained or incorporated in this prospectus identified by words such as "anticipate," "estimate," "expect," "intend," "believe," "projection" or "goal."

   You should not place undue reliance on the forward-looking statements. They are based on known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Those factors may affect our operations, markets, products, services and prices. In addition to any assumptions and other factors referred to specifically in connection with the forward-looking statements, factors that could cause our actual results to differ materially from those contemplated in any forward-looking statement include, among others, the following:

   .  the effects of weather and other natural phenomena on sales and prices;
   . increased competition from other energy suppliers as well as alternative forms of energy;
   .  the capital intensive nature of our business;
   .  further deregulation, or "unbundling," of the natural gas business;
   . competitive changes in the natural gas gathering, transportation and storage business resulting from unbundling of the natural gas business;
   .  the profitability of assets or businesses acquired by us;
   . risks of hedging and marketing activities as a result of changes in energy prices;
   . economic climate and growth in the geographic areas in which we do business;
   .  the uncertainty of gas and oil reserve estimates;
   . the timing and extent of changes in commodity prices for natural gas, electricity, crude oil and liquefied petroleum gas;
   . the effects of changes in governmental policies and regulatory actions, including income taxes, environmental compliance and authorized rates;
   . the results of litigation relating to our previously proposed acquisition of Southwest Gas Corporation or to the termination of our merger agreement with Southwest Gas; and
   . the other factors listed in the reports we have filed and may file with the Securities and Exchange Commission, which are incorporated by reference.

   Other factors and assumptions not identified above were also involved in the making of the forward-looking statements. The failure of those assumptions to be realized, as well as other factors, may also cause actual results to differ materially from those projected. We have no obligation and make no undertaking to update publicly or revise any forward-looking statements.

                           INFORMATION ABOUT THE PLAN

The following questions and answers explain and constitute the governing document for ONEOK's Direct Stock Purchase and Dividend Reinvestment Plan.

The provisions of the plan, in effect as of the date of this prospectus, are set forth below. Shareholders who do not elect to participate in the plan will receive cash dividends, as declared and paid in the usual manner.

1.  What is the purpose of the plan?

    The purpose of the plan is to provide our shareholders and other investors with a convenient and cost-free method of purchasing shares of our common stock and reinvesting all or a portion of their cash dividends in additional shares of our common stock. The plan allows current shareholders and interested new investors the opportunity to invest cash dividends and optional cash investments in additional shares of our common stock without payment of any brokerage commission or service fee. To the extent additional shares are purchased directly from us, the plan also provides us a means of raising additional capital through the direct sale of common stock. The plan is primarily intended for the benefit of long-term investors, and not for the benefit of individuals or institutions who engage in short-term trading activities that could cause aberrations in the price or trading volume of our common stock.

2.  Who will administer the plan?

    The plan will be administered by First Chicago Trust Company of New York, a division of EquiServe ("EquiServe"). EquiServe acts as agent for participants, processes the purchasing of common stock acquired under the plan, keeps records of the accounts of participants, sends regular reports of account activity to participants and performs other duties relating to the plan. Shares purchased for each participant under the plan will be credited in electronic registration form (also known as book-entry form) to that participant's account maintained by EquiServe, unless and until a participant requests the issuance of a stock certificate for all or part of the shares or requests the sale of all or part of the shares. EquiServe also serves as dividend disbursement agent, transfer agent and registrar for our common stock. EquiServe reserves the right to resign at any time upon reasonable notice to us.

3.  How do I correspond with EquiServe?

    All correspondence and inquiries concerning the plan should be directed to:

    EquiServe
    Attn: ONEOK, Inc. Stock Purchase Plan
    P.O. Box 2598
    Jersey City, NJ  07303-2598

===============================================================================
    Be sure to include a reference to ONEOK, Inc. in your correspondence.
===============================================================================

    To contact EquiServe by telephone:

    Shareholder customer service, including sale of shares:
       1-888-764-5595 (within the United States & Canada)
       1-201-324-0313 (outside the United States & Canada)

    An automated voice response system is available 24 hours a day, seven days a week.

    Customer service representatives are available from 8:30 a.m. to 7:00 p.m., U.S. Eastern time, each business day.

    A telecommunications device for the hearing impaired is available at TDD:
    1-201-222-4955.

    Foreign language translation service for more than 140 languages is available.

    New investors requesting plan material:
       1-800-955-4798 -- Available 24 hours a day, seven days a week.

    You can also obtain information about your account via the Internet on EquiServe's Web Site www.equiserve.com. At the web site, you can access your share balance, sell shares, request a stock certificate and obtain online forms and other information about your account. To obtain access, you will require a password which will be sent to you, or you can request one by calling toll-free 1-877-THE- WEB7 (1-877-843-9327).

4.  Who is eligible?

    All interested persons and entities, whether or not holders of record of our common stock, may participate in the plan.

    A shareholder whose shares of common stock are registered in his or her name may participate in the plan directly. A beneficial owner (a shareholder whose shares of common stock are registered in a name other than his or her name, for example, in the name of a broker, bank or other nominee) may participate in the plan directly upon becoming a registered holder by having the shares transferred into his or her name. Alternatively, a beneficial owner may participate in the plan by making arrangements with his or her broker, bank or other nominee to participate in the plan on his or her behalf.

    In addition, a new investor may participate in the plan by making an initial optional cash investment in our common stock of not less than $250 or more than $10,000 unless we have granted the investor a waiver (in which case the initial investment may exceed $10,000). An initial investment can be made in a lump sum by check or money order (minimum $250), or in increments by authorizing automatic deductions of at least $25 per investment for at least ten consecutive investments.

    The right to participate in the plan is not transferable to another person apart from a transfer of the underlying shares of our common stock. We reserve the right to exclude from participation in the plan persons who use the plan to engage in short-term trading activities that we deem to cause aberrations in the trading volume of our common stock. We also reserve the right to exclude initial cash investments for any reason, including compliance with securities laws.

    In order to participate, you must fulfill conditions of participation described below in the answer to Question 5 regarding enrollment procedures; and if you are a citizen or resident of a country other than the United States, its territories and possessions, your participation must not violate local laws applicable to you, us or the plan. Participants residing in jurisdictions in which their participation in the plan would be unlawful will not be eligible to participate in the plan.

5.  What are the enrollment procedures?

    New investors may enroll in the plan by submitting a completed initial investment form to EquiServe together with a minimum initial investment of $250 by check or money order. Alternatively, a new investor may make an initial investment by authorizing automatic deductions from his or her account at a U.S. bank or financial institution of at least $25 per investment for a minimum of ten consecutive investments.

    Registered shareholders (i.e., holders of record) may enroll in the plan by submitting a completed enrollment authorization form to EquiServe.

    If you are a beneficial owner of shares of common stock registered in the name of a financial intermediary (for example, a bank, broker or other nominee), you may participate in the plan directly after you have instructed your financial intermediary to re-register your shares in your name and those shares have been re-registered. Any costs associated with that registration will be borne by you. You may then enroll in the plan as a registered shareholder, without having to make an initial investment. Alternatively, you may make arrangements with your financial intermediary to participate in the plan on your behalf.

    Both the initial investment form and the enrollment authorization form, copies of which are available upon request from EquiServe, appoint EquiServe as the participant's agent for purposes of the plan and direct EquiServe to apply to the purchase of additional shares of our common stock the cash dividends on the number of shares of common stock specified by the participant on the applicable form. The initial investment form and the enrollment authorization form also direct EquiServe to purchase additional shares of our common stock with any optional cash investments that the participant may elect to make.

    EquiServe will process initial investment and enrollment authorization forms as promptly as practicable. Participation in the plan will begin after the properly completed form and any required payments have been accepted by Equiserve.

6.  What are the dividend options?

    We typically pay cash dividends on our common stock on the 15th day (or if that date is not a trading day, then the first trading day immediately preceding that date) in the months of February, May, August and November. The payment of dividends in the future and the amount of dividend payments, if any, will depend upon our financial condition and other factors as the Board of Directors deems relevant.

    You may select from the following dividend options:

    .         Reinvestment of Cash Dividends: You may elect to reinvest all or part of your cash dividends by designating your election on the enrollment authorization form or initial investment form. Automatic reinvestment of your dividends does not relieve you of liability for income taxes that may be owed on your dividends. Dividends paid on shares credited to your account will be included in information provided both to you and the Internal Revenue Service.

    .         Cash Dividends: You may elect to receive all or part of your dividends in cash by designating your election on the enrollment authorization form or initial investment form. Dividends paid in cash will be sent to you by check in the usual manner or by direct deposit, if you have elected the direct deposit option described below under Question 9 "Can I have my dividends directly deposited?". If you elect a partial cash payment of your cash dividends, you must specify the number of whole shares for which you want to receive cash dividends. Dividends paid on all other shares registered in your name in stock certificate form and/or credited to your account will be reinvested under the plan in additional shares of common stock.

 ===============================================================================
    For each method of dividend reinvestment, cash dividends will be reinvested in the manner specified above on all shares other than those designated for payment of dividends in cash until the participant specifies otherwise, or until the plan is terminated.
 ==============================================================================

7.  Can I change my dividend option?

    You may change your dividend option by calling or writing to EquiServe or by submitting a new election on an enrollment authorization form to EquiServe. You can also change your dividend option by accessing your account through the internet at EquiServe's Web Site www.equiserve.com. To be effective for a specific dividend, any change must be received by EquiServe before the record date for that dividend. The record date is usually the last business day of the month preceding the month in which a dividend is paid.

8.  Can I discontinue dividend reinvestment?

    You may discontinue reinvestment of cash dividends at any time by giving telephone or written instructions to EquiServe, or accessing your account through the internet at EquiServe's Web Site www.equiserve.com. If EquiServe receives the request to discontinue dividend reinvestment on or after the record date for a dividend, EquiServe may either pay the dividend in cash or reinvest it under the plan on the next Purchase Date to purchase common stock on your behalf. If reinvested, EquiServe will sell the shares purchased and send the proceeds to you less any service fee, applicable brokerage commission and any other costs of sale. After processing your request to discontinue dividend reinvestment, any shares credited to your account under the plan will continue to be held in book-entry form. Dividends on any shares held in book-entry form, and on any shares you held in stock certificate form, will be paid in cash by check or by direct deposit to a pre-designated account at a U.S. bank or financial institution of your choice.

 9. Can I have my dividends directly deposited?

    Through the plan's direct deposit feature, instead of receiving dividend checks, you may elect to have your cash dividends paid by electronic funds transfer to your pre-designated checking or savings account at a U.S. bank or financial institution on the dividend payment date. To receive dividends by direct deposit, you must complete, sign and return to EquiServe a direct deposit authorization form. You may obtain a direct deposit authorization form by calling EquiServe at 1-800-870-2340.

    Direct deposit authorization forms will be processed and will become effective as promptly as practicable after receipt by EquiServe. You may change your designated bank account for automatic direct deposit or discontinue this feature at any time by submitting to EquiServe a new direct deposit authorization form or by written instruction to EquiServe.

10. What are my investment options?

    Full investment of funds in common stock is possible under the plan. Fractional, as well as full shares, will be credited to your account.

    Check Investments
    ------------------

    You may make initial cash investments and additional optional cash investments by personal check or money order payable in U.S. dollars to "EquiServe-ONEOK, Inc." Initial investments by new investors must be at least $250. Additional optional cash investments by plan participants must be at least $25. To be effective for a particular Purchase Date, EquiServe must receive your optional cash investment at least (a) one business day before that Purchase Date for investments up to $10,000 or (b) one business day before the commencement of the Pricing Period for investments in excess of $10,000. Plan participants should mail their optional cash investments to EquiServe with the transaction form attached to each statement of account sent to them by EquiServe.

    Automatic Investments
    ----------------------

    You may make automatic optional cash investments by electronic funds transfer from a pre-designated account at a U.S. bank or financial institution. Automatic investments must be for a specified amount, not less than $25 and not greater than $10,000 per investment.

    A new investor may make an initial investment by authorizing automatic deductions of at least $25 for a minimum of ten consecutive investments.

    If automatic deductions are used for optional cash investments, you must complete and sign the section entitled "authorization form for automatic deductions" on either the initial investment form or the enrollment authorization form and return it to EquiServe, with either a voided blank check or a deposit form for the bank account from which funds are to be drawn. The automatic deduction forms will be processed and will become effective as promptly as practicable.

    ===========================================================================
    You should allow four to six weeks for the first investment to be initiated using this automatic investment feature.
    ===========================================================================

    Once automatic deductions begin, funds will be withdrawn from your bank account on either the 1st day or the 15th day of each month, or both (at your option), or on the next business day if either or those days is not a business day. Funds normally will be invested within five business days.

    Automatic deductions will continue indefinitely until you notify EquiServe by telephone or in writing that the automatic deductions are to stop.

    You may change or stop automatic deductions by notifying EquiServe by telephone, fax or in writing.

    ============================================================================
    You must complete a new authorization form for automatic deductions when you transfer ownership of shares or otherwise establish a new account on EquiServe's records, or close or change your designated bank account or are assigned a new account number by your bank.
    ============================================================================

    To be effective for a particular Purchase Date, EquiServe must receive your new instructions at least four business days before the date elected by the investor for withdrawal.

11. How do I make optional cash investments up to $10,000?

    If you are a current shareholder, you may make optional cash investments by personal check, money order or automatic deduction from your account at a U.S. bank or financial institution in the minimum amount of $25, up to a maximum amount of $10,000 per investment.

    If you are a new investor, the minimum initial investment is $250 by personal check or money order, or $25 by automatic deduction a U.S. bank with a minimum of ten consecutive investments.

    Except when accompanied by an approved Request for Waiver Form (as described below), the aggregate of your optional cash investments cannot exceed $10,000 per investment. Optional cash investments up to $10,000 per investment by check or money order must be received by EquiServe on or before the business day prior to a Purchase Date in order to be invested on that Purchase Date. Cash received after that date will be held by EquiServe for purchases to be made on the next Purchase Date.

    ============================================================================
    No interest will be paid on payments received and held pending investment by EquiServe.
    ============================================================================

    We may adjust all minimum and maximum plan investment amounts at our discretion from time to time after notification to all participants. Amounts representing uninvested optional cash payments will be returned to you promptly following your telephone or written request received by EquiServe not less than two business days before a Purchase Date.

    ============================================================================
    Participants should be aware that because investments under the plan are made as of specified dates, one may lose any advantage that otherwise might be available from being able to select the timing of an investment. Neither we nor EquiServe can assure a profit or protect against a loss on shares of common stock purchased under the plan.
    ============================================================================

12. Can I make an optional cash investment in excess of $10,000?

    If you wish to make an optional cash investment in excess of $10,000 for any Purchase Date, you must obtain our prior written approval. To obtain our approval, you must submit a request for waiver. To make a request for waiver, you should obtain a Request For Waiver Form from our Chief Financial Officer at (918) 588-7912. Completed Request For Waiver Forms should be sent to our Chief Financial Officer via facsimile at (918) 588-7960 no later than two business days prior to the Waiver Cash Payment Due Date provided in Exhibit A for the applicable Purchase Date. If we have approved your request for waiver, then you must send EquiServe a copy of our written waiver approval along with your optional cash investment of greater than $10,000. EquiServe must receive your optional cash investment in good funds pursuant to a Request For Waiver Form by the applicable Waiver Cash Payment Due Date provided in Exhibit A.

    We have the sole discretion to approve any request to make an optional cash investment in excess of the $10,000 maximum allowable amount. We may grant those requests for waiver in order of receipt or by any other method that we determine to be appropriate. We also may determine the amount that you may invest pursuant to a waiver. In deciding whether to approve your request for waiver, we may consider, among other things, the following factors:

    . whether, at the time of such request, EquiServe is acquiring shares of common stock for the plan directly from us or in the open market or in privately negotiated transactions with third parties;

    .  our need for additional funds;

    . our desire to obtain additional funds through the sale of common stock as compared to other sources of funds;

    .  the purchase price likely to apply to any sale of common stock;

    .  the extent and nature of your prior participation in the plan;

    .  the number of shares of common stock you hold of record; and

    . the total amount of optional cash investments in excess of $10,000 for which requests for waiver have been submitted.

    If you do not receive a response from us in connection with your request for waiver, you should assume that we have denied your request.

13. What is a Purchase Date and when do Purchase Dates occur?

    The Purchase Date is the date or dates on which shares of our common stock are deemed to have been purchased with reinvested dividends or optional cash payments. The Purchase Date under the plan depends on whether you purchase the shares with reinvested dividends or optional cash payments and whether we issue new shares to you or the plan obtains your shares by purchasing them from parties other than us.

    .  Reinvested Dividends:  If shares acquired with reinvested dividends are
       --------------------
       acquired directly from us, the Purchase Date is the dividend payment date (or if that date is not a trading day, then the first trading day immediately preceding that date). If shares acquired with reinvested dividends are acquired from parties other than us either in open market or privately negotiated purchases, the Purchase Date will be the date or dates on which those purchases occur, which will commence on the applicable dividend payment date and will be completed no later than thirty days following the dividend payment date, except where completion at a later date is necessary or advisable under any applicable federal or state securities laws or regulations. The record date associated with a particular dividend is referred to in this plan as a "dividend record date."

    ===========================================================================
    Dividends are paid as and when declared by our Board of Directors. There can be no assurance as to the declaration or payment of a dividend, and nothing contained in the plan obligates us to declare or pay any dividend on our common stock. The plan does not represent a guarantee of future dividends.
    ============================================================================

    .  Optional Cash Investments up to $10,000: If shares will be purchased
       ---------------------------------------
       directly from us for optional cash investments up to $10,000, the Purchase Date will occur at least once every five business days. If EquiServe acquires shares from parties other than us either in open market or privately negotiated purchases, such purchases will begin on the day that would be deemed the Purchase Date if the shares were acquired directly from us and will be completed no later than thirty-five days following such date, except where completion at a later date is necessary or advisable under any applicable federal or state securities laws or regulations. Optional cash investments up to $10,000 must be received by EquiServe on or before the business day prior to a Purchase Date in order to be invested on that Purchase Date. Otherwise the cash will not be invested until the next Purchase Date.

    .  Optional Cash Investments in Excess of $10,000: If shares of common stock
       ----------------------------------------------
       will be purchased directly from us with an optional cash investment in excess of $10,000 pursuant to an approved request for waiver, then there will be ten (10) Purchase Dates, each of which will occur on a separate day on which the New York Stock Exchange is open for business in a Pricing Period (as defined in the next paragraph), with one-tenth (1/10) of your optional cash investment being invested on each Purchase Date, subject to the qualifications set forth under "Minimum Waiver Price" in the answer to question 15 below. EquiServe must receive your optional cash investment in good funds pursuant to an approved Request For Waiver Form by the applicable Waiver Cash Payment Due Date set forth in Exhibit A.

    . The "Pricing Period" is the period encompassing the ten consecutive trading day ending on either (1) the dividend payment date during any month in which we pay a cash dividend or (2) the 15th day of any month in which we do not pay a cash dividend (or if either date is not a trading day, then the first trading day immediately preceding either date). For your reference we've attached as Exhibit A to this prospectus a list of the expected Pricing Period commencement and conclusion dates.

14. What is the source of ONEOK common stock purchased through the plan?

    Shares will be, at our discretion, purchased: (1) directly from us in the form of either authorized but unissued shares or treasury shares; (2) on the open market or in privately negotiated transactions; or (3) a combination of the above.

    Full and fractional shares acquired under the plan will be calculated and credited to participants' accounts. The number of shares purchased will be the total amount invested divided by the applicable purchase price per share as described below.

15. What is the Purchase Price for shares purchased through the plan?

    The Purchase Price under the plan depends in part on whether the common shares are purchased from us or from parties other than us. The Purchase Price also depends on whether we are offering discounts on purchases under the plan at that time.

    Reinvested Dividends
    --------------------
    If shares of common stock are purchased directly from us with reinvested dividends, the Purchase Price to you will equal 100% (subject to change as provided below) of the average of the high and low sales prices for a share of common stock reported by the New York Stock Exchange on the applicable Purchase Date, or, if no trading occurs in shares of common stock on the applicable Purchase Date, the first trading day immediately preceding the Purchase Date for which trades are reported, computed to three decimal places, if necessary. The Purchase Price will reflect any discount we are offering on purchases with reinvested dividends on the applicable Purchase Date.

    If the shares of common stock are purchased in the open market or in privately negotiated transactions, then the Purchase Price to you will equal the weighted average purchase price paid for those shares, computed up to three decimal places, if necessary. Discounts will not be available when shares are purchased from persons other than us.

    Optional Cash Investments up to $10,000
    ---------------------------------------
    If shares of common stock purchased with optional cash payments are purchased directly from us the Purchase Price to you will equal 100% (subject to change as provided below) of the average of the high and low sales prices for a share of common stock reported by the New York Stock Exchange on the applicable Purchase Date, or, if no trading occurs in shares of common stock on the applicable Purchase Date, the first trading day immediately preceding the Purchase Date for which trades are reported, computed to three decimal places, if necessary. The Purchase Price may be reduced by up to 5% if we are offering a discount on purchases with optional cash investments up to $10,000 on the applicable Purchase Date.

    If EquiServe purchases shares of common stock in the open market or in privately negotiated transactions, then EquiServe will pay a price equal to the weighted average purchase price paid by EquiServe for those shares, computed up to three decimal places, if necessary. Discounts are not available when shares are purchased from persons other than us.

    Optional Cash Investments in Excess of $10,000
    ----------------------------------------------
    Shares purchased pursuant to a granted waiver will be purchased directly from us. EquiServe will pay a price equal to 100% (subject to change as provided below) of the average of the daily high and low sales prices of our common stock reported by the New York Stock Exchange for the trading day relating to each of the ten Purchase Dates during the Pricing Period, computed up to three decimal places, if necessary. The Purchase Price may be reduced by any discount that we have provided for optional cash investments in excess of $10,000 on that Purchase Date.

    We may set a minimum purchase price per share (the "Minimum Waiver Price") for optional cash investments in excess of $10,000 made pursuant to a granted waiver for any Pricing Period. We will determine whether to set a Minimum Waiver Price, and, if so, its amount, at least three business days before the first day of the Pricing Period. We will notify EquiServe of the Minimum Waiver Price, if any. In deciding whether to set a Minimum Waiver Price, we will consider current market conditions, the level of participation in the plan and our current and projected capital needs.

    We will fix the Minimum Waiver Price for a Pricing Period as a dollar amount that the average of the high and low sale prices reported by the New York Stock Exchange for each trading day of that Pricing Period (not adjusted for discounts, if any) must equal or exceed. We will exclude from the Pricing Period and from the determination of the purchase price any trading day within the Pricing Period that does not meet the Minimum Waiver Price. We also will exclude from the Pricing Period and from the determination of the purchase price any day in which no trades of common stock are made on the New York Stock Exchange. Thus, for example, if the Minimum Waiver Price is not met or no sales of our common stock are reported for two of the ten trading days in a Pricing Period, then we will base the purchase price upon the remaining eight trading days in which the Minimum Waiver Price was met.

    In addition, we will return a portion of each optional cash investment in excess of $10,000 for each trading day of a Pricing Period for which the Minimum Waiver Price is not met or for each day in which no trades of common stock are reported on the New York Stock Exchange. The returned amount will equal one-tenth (1/10) of the total amount of that optional cash investment (not just the amount exceeding $10,000) for each trading day that the Minimum Waiver Price is not met or for each trading day in which sales are not reported. Thus, for example, if the Minimum Waiver Price is not met or no sales of our common stock are reported for two of the ten trading days in a Pricing Period, then we will return two-tenths (2/10) (or 20%) of the optional cash investment to you without interest after conclusion of the Pricing Period.

    The establishment of the Minimum Waiver Price and the possible return of a portion of the investment applies only to optional cash investments in excess of $10,000 made pursuant to a granted waiver. Setting a Minimum Waiver Price for a Pricing Period will not affect the setting of a Minimum Waiver Price for any other Pricing Period. We may waive our right to set a Minimum Waiver Price for any particular month. Neither we nor EquiServe is required to give you notice of the Minimum Waiver Price for any Pricing Period.

    Discount
    --------
    A discount of up to 5% may be offered, in the Company's sole discretion, with respect to a particular Purchase Date to participants on purchases of our stock through dividend reinvestment, optional cash investments up to $10,000, and optional cash investments in excess of $10,000. The discount may be obtained by contacting the Company or by visiting our Web Site at www.oneok.com. We will announce the discount rate, if any, by the third business day before the Purchase Date with respect to dividend reinvestments and optional cash investments up to $10,000. The discount rate, if any, on optional cash purchases in excess of $10,000 will be announced at least three business days before the first day of the Pricing Period, as provided on Exhibit A to this prospectus.

16. May I add my certificate shares of ONEOK, Inc. common stock to my plan account for safekeeping?

    You may use the plan's "share safekeeping" service to deposit any common stock certificates in your possession with EquiServe. Shares deposited will be recorded in book-entry form and credited to your account. By using the plan's share safekeeping service, you no longer bear the risks associated with loss, theft or destruction of stock certificates.

    EquiServe will promptly send you a statement confirming each certificate deposit. Shares deposited and credited to your account with EquiServe may be transferred or sold in a convenient and efficient manner. See the answer to Question 18 regarding certificates for shares and the answer to Question 19 regarding sale of shares below.

17. How do I send my certificates to EquiServe for safekeeping?

    ============================================================================
    Stock certificates sent to EquiServe for safekeeping should not be endorsed.
    ============================================================================

    To insure against loss resulting from mailing certificates to EquiServe, the plan provides for mail insurance, free of charge, for certificates valued at up to $25,000 current market value (maximum coverage) when mailed first class, using a brown, pre-addressed envelope provided by EquiServe. Envelopes may be obtained by calling EquiServe at 1-888-764-5595.

    If you do not use a brown pre-addressed envelope provided by EquiServe, you should send certificates to the address listed above by registered mail, return receipt requested, and insured for possible mail loss for 2% of the market value (minimum of $20). This represents the approximate cost to you of replacing certificates if they are lost in the mail. For information about mailing certificates to EquiServe having a current market value in excess of $25,000, you should contact EquiServe.

    Mail insurance covers the replacement of shares of stock, but in no way protects you against any loss resulting from fluctuations in the value of the shares from the time you mail the certificates until the time replacement can be made. To be eligible for certificate mailing insurance, you must notify EquiServe of any lost certificate claim within 30 calendar days of the date the certificates were mailed.

18. Can I have a certificate issued for shares credited to my account?

    Common stock purchased under the plan, and any certificated shares you may deposit for safekeeping, will be recorded in electronic registration form (book-entry) and credited to your account. EquiServe will report the number of shares (including fractional shares) credited to your account as promptly as practicable after each purchase. You may obtain a certificate for all or any portion of the whole shares credited to your account at any time upon telephone or written request to EquiServe. Alternatively, you may also request the issuance of a stock certificate through the internet at EquiServe's Web Site www.equiserve.com. Any remaining whole or fractional shares will continue to be credited to your account. If you request a certificate for all shares credited to your account, a certificate will be issued for the whole shares and a cash payment will be made for any remaining fractional share. That cash payment will be based upon the then-current market price of the common stock, less any service fee, any applicable brokerage commission and any other costs of sale. Withdrawal of shares in the form of a certificate in no way affects dividend reinvestment or payment of cash dividends on those shares.

19. How do I sell shares credited to my account?

    You may direct EquiServe to sell all or a portion of the shares of common stock credited to your account at any time by giving telephone or written instructions to EquiServe. Alternatively, you may request a sale of your shares through the internet at EquiServe's Web Site www.equiserve.com. EquiServe will make every effort to process your order on the day it is received. However, your instructions must be received before 1:00 p.m., New York City time on a business day during which EquiServe and the relevant securities market are open for your sale order to be processed on that day.

    Sales will be made at the then-current market price of the common stock and EquiServe will send you a check for the sales proceeds, less a service fee, any applicable brokerage commission and any other costs of sale.

20. Can I transfer or gift shares that are credited to my account?

    You may transfer the ownership of all or part of the shares credited to your account to an account for another person without requiring the issuance of stock certificates. This could include a gift or private sale. Transfers of less than all of the shares credited to your account must be made in whole share amounts. No fractional share may be transferred unless your entire account balance is transferred. Requests for these transfers must meet the same requirements as are applicable to the transfer of common stock certificates, including the requirement of a Medallion Signature Guarantee. Simply call EquiServe to obtain the proper instructions, requirements and documents necessary to complete your transfer. Shares that are transferred will be credited in book-entry form to the transferee's account. An account will be opened in the name of the transferee if the transferee is not already a registered shareholder, and the transferee's account will be enrolled in the plan under the same dividend option as the transferor unless the transferor specifies differently. The transferee may change the dividend option after the transfer has been made as described in Question 7 above. After the transfer, the transferee will receive an account statement showing the number of shares transferred to and held in the transferee's account.

21. Can I establish an IRA account through the plan?

    Yes. A participant may establish an IRA which invests in ONEOK common stock through the plan by either (1) returning a completed IRA Enrollment Form and making an initial investment to the IRA of at least $250 or (2) transferring funds from an existing IRA that has a fair market value of $250 on the enrollment date, and by completing an IRA Enrollment Form and an IRA Transfer Form. These forms and a disclosure statement are available from the Administrator. Please refer to the IRA Enrollment Form for details regarding any annual fee that will be charged to the participant by the Administrator.

    ============================================================================
    A participant should consult with a tax advisor concerning all the rules governing contributions and transfers to an IRA and the timing and tax consequences of withdrawals and distributions from an IRA.
    ============================================================================

22. What are the IRA options available?

    There are three IRA options available:

    Traditional IRA - Traditional IRA contributions are allowed for individuals under age 70 1/2 who have taxable compensation. Tax-deductible contributions are subject to Adjusted Gross Income (AGI) phase-out levels, while nondeductible contributions are allowed regardless of the income level. A maximum individual contribution is $2,000 annually, with tax-deferred growth of investment. Penalty-free withdrawals can be made to help pay for first-home purchases or higher education expenses.

    Roth IRA - Contributions are allowed for individuals of any age with an AGI below $160,000 (for those filing joint returns) or $110,000 (for those filing single returns), but allowed contributions begin to phase out at AGI of $150,000 (for those filing joint returns) and $95,000 (for those filing single returns). A maximum individual contribution is $2,000 annually. Investments and earnings grow tax-free. Contributions are not tax deductible but if the investment stays in the Roth IRA for five years or more, qualified withdrawals are distributed tax free (and free of penalty in most cases). There are no requirements to begin distributions at age 70 1/2. Penalty- free withdrawals can be made to help pay for first-home purchases or higher education expenses. (Maximum annual contribution between traditional and Roth IRAs is $2,000.)

    Education IRA - Any individual of any age may contribute, subject to the same income ranges as the Roth IRA, to an Education IRA for a child. Contributions of up to $500 annually can be made for secondary education expenses for a child beneficiary under age 18. Contributions are not deductible, but investments grow tax free and are not taxed when withdrawn for higher education expenses, including tuition, room and board, books and supplies. Withdrawals must be made by age 30 or the investment will be taxed to the child and will be subject to a 10% penalty. Unused account balances may be transferred to another family member's Education IRA.

23. What if ONEOK issues a stock dividend or declares a stock split? What happens in the event of a rights offering?

    Any dividends in common stock or split shares of common stock distributed by us on shares credited to your account or held by you in the form of stock certificates will be credited to your account. In a rights offering by us, you will receive rights based upon the total number of whole shares registered in your name, including shares held by you in stock certificate form and shares credited in book-entry form to your account.

24. What reports will I receive?

    Whenever you purchase, sell or deposit shares through the plan, you will promptly receive from EquiServe a statement with the details of the transaction. All shares you hold or purchase through the plan are recorded in the same account. After each dividend reinvestment, you will receive from EquiServe a detailed statement showing the amount of the latest dividend reinvested, the purchase price per share, the number of shares purchased and the total shares credited to your account. The statement also will show all year-to-date account activity, including purchases, sales and certificate deposits or withdrawals. In addition, you will receive a comprehensive year-end statement summarizing all activity in your account for the entire year. You should retain these statements to establish the cost basis of shares of common stock purchased under the plan for income tax purposes.

    In addition, you will receive copies of the same communications sent to all other holders of record of our common stock. This includes our annual report to shareholders, quarterly reports to shareholders, the notice of annual meeting and proxy statement. You will also be furnished with Internal Revenue Service information for reporting dividends paid and proceeds derived from any sale of shares credited to your account in the form and manner as the Internal Revenue Service may require. All notices, statements and reports from EquiServe to you will be addressed to your latest address of record with EquiServe.

    ============================================================================
    In order to insure receipt of plan reports and information, you must promptly notify EquiServe of any change of address.
    ============================================================================

25. Are there costs associated with participation?

    All costs for the purchase of shares and administration of the plan will be paid by us with the exception of:

    . Costs associated with automatic investments that may be assessed by your financial institution (as described under Question 10 above).
    . Any costs resulting from your having insufficient funds to effect payment for initial and/or optional cash investments.
    . Those costs associated with your direction to EquiServe to sell all or a portion of your shares (as described under Question 19 above).
    . Those costs related to a sale of a fractional share (as described under Questions 18 and 19 above).

    Additionally, the company may require Waiver participants to pay reasonable costs associated with purchases made under a Waiver.

26. Can I pledge or assign shares credited to my account?

    Except as described under Question 20 above regarding gifts and transfer of shares, common stock credited to your account may not be pledged or assigned. If you wish to pledge shares of common stock credited to your account, you must request that certificates for those shares be issued in your name as described under Question 18 above.

27. How do I vote shares credited to my account at shareholders' meetings?

    If you participate in the plan, you, as a holder of our common stock, will have the same rights as every other holder of our common stock. You will be provided with all required documentation to vote whole shares of common stock credited to your account. Fractional shares may not be voted. You will receive a proxy card for signing, that provides voting instructions to us, which will indicate the number of whole shares directly credited to your account. A properly signed proxy will be voted according to your instructions.

28. Can the plan be terminated, suspended or modified?

    We reserve the right to terminate, suspend or modify the plan at any time in whole, in part, in respect to participants in one or more jurisdictions. All affected participants will receive notice of any termination, suspension or modification of the plan.

29. What are the responsibilities of ONEOK and EquiServe under the plan?

    Neither we nor EquiServe (nor any of our agents, representatives, employees, officers, directors or subcontractors) will be liable for any act done in good faith or for any good faith omission to act, including any claim arising out of a failure to cease reinvesting dividends for your account upon your death, the prices at which shares are purchased or sold for your account, the times when purchases or sales are made or fluctuations in the market value of the common stock. You must recognize that neither we nor EquiServe can assure a profit or protect against a loss on shares purchased under the plan. The prices of shares purchased and sold under the plan will be determined by market conditions. Participants cannot waive federal securities law liability.

    We are authorized to take any actions to carry out the plan as may be consistent with the terms and conditions of the plan. We reserve the right to interpret and regulate the plan as we deem desirable or necessary in connection with the plan's operations. The establishment and maintenance of the plan does not constitute assurances with respect to either the value of our common stock, whether or not we will continue to pay dividends on our common stock or at what rate any dividends will be paid.

30. Can my participation in the plan be terminated?

    If you do not own at least one whole share registered in your name in stock certificate form or credited in book-entry form to your account, your participation in the plan may be terminated. In that event, you would receive a cash payment for the fractional share remaining in your account based on the then-current market price of common stock, less any service fee, any applicable brokerage commission and any other costs of sale.

31. What law governs the plan?

    The plan and its operations are governed by the laws of the State of Oklahoma and federal securities laws, if applicable.

                  MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

   The following is believed by ONEOK to be an accurate general summary of the material federal income tax consequences of participation in the plan as of the date of this prospectus.

   This summary of tax consequences is for general information, and does not reflect tax consequences of every possible situation that could result from participation in the plan. Participants in the plan should therefore consult with their own tax advisors with respect to the tax consequences (including federal, state, local and other tax laws, and U. S. tax withholding laws) applicable to their own particular circumstances.

Dividend Reinvestment

   In situations where EquiServe purchases ONEOK common stock directly from ONEOK with reinvested dividends, a participant must include in gross income a dividend equal to the number of shares purchased with the participant's reinvested dividends multiplied by the fair market value of ONEOK common stock on the relevant Purchase Date. The shares of common stock acquired by dividend reinvestment will have a cost basis for determining gain or loss equal to the fair market value of the shares on the relevant Purchase Date. The fair market value for federal income tax purposes will likely be treated as being equal to 100% of the average of the high and low sales prices of ONEOK common stock on the Purchase Date.

   In situations where EquiServe purchases shares of ONEOK common stock on the open market with reinvested dividends, an amount will be includible in gross income of the participant for federal income tax purposes equal to the amount of the dividend which is reinvested in shares, plus that portion of any brokerage commissions paid by ONEOK on the participant's behalf in the purchase of the shares. The participant's basis in shares purchased on the open market will be equal to the purchase price plus the amount of any brokerage commissions paid by ONEOK on the participant's behalf for the shares purchased.

Optional Cash Investments

   If a participant or new investor makes optional cash investments to purchase ONEOK common stock under the plan, any discount provided by the plan for such investment will be treated as a distribution taxable as a dividend. The amount treated as a distribution will be the excess of the fair market value of the shares acquired on the Purchase Date over the amount paid for the shares purchased.

   The amount of any discount provided by the plan on a purchase of ONEOK common stock will be treated and accounted for as a distribution to a participant irrespective of whether the participant is participating in dividend reinvestment under the plan. However, in one private letter ruling involving similar circumstances, the Internal Revenue Service indicated that such discount need not be included in gross income if a participant is not enrolled in dividend reinvestment under a plan. A private letter ruling issued by the Internal Revenue Service to one person generally may not be relied upon by other persons as being binding on the Internal Revenue Service, although it may suggest how the Internal Revenue Service would treat similar cases. You should consult your own tax advisor to determine the appropriate tax treatment in any acquisition of stock under the plan in which a discount is provided to you by the plan.

   Shares of ONEOK common stock acquired with optional cash investments should, to the extent that any discount provided by the plan is treated as a distribution taxable as a dividend, have a tax basis equal to the amount paid for the shares plus the excess, if any, of the fair market value of the shares acquired on the Purchase Date over the amount paid for the shares purchased.
The fair market value of shares acquired may differ from the purchase price determined under the plan if a discount is provided for the purchase pursuant to the plan.

   In situations where EquiServe purchases shares of ONEOK common stock on the open market with optional cash investments, an amount will be includable in gross income of the participant for federal income tax purposes equal to that portion of any brokerage commissions paid by ONEOK on the participant's behalf in the purchase of the shares. The participant's basis in shares purchased on the open market will be equal to the purchase price plus the amount of any brokerage commissions paid by ONEOK on the participant's behalf for the shares purchased.

Withholding

   The dividends reinvested and the proceeds of the sale of shares under the plan may be subject to federal backup withholding in certain circumstances. EquiServe will furnish participants with necessary forms and instructions concerning the application of backup withholding rules. Any amounts that are required to be withheld under these rules will be deducted from the dividends reinvested and/or proceeds of any sale of shares, and the remaining amount reinvested or paid.

   In the case of foreign participants who are subject to U.S. tax withholding, EquiServe will reinvest dividends less the amount of tax required to be withheld, and make other withholdings required by applicable rules. The filing of any documentation required to obtain a reduction in U.S. withholding tax is the responsibility of the participant.

Acquisition and Sale of Shares

   As a participant in the plan you will not realize income merely by receiving a certificate for shares that have been purchased for your account under the plan. However, if you receive a cash payment for the sale of shares credited to your account there may be gain or loss measured by the difference between the amount of cash received and your basis in the shares sold. Such gain or loss will be a capital gain or loss for federal income tax purposes if the shares are a capital asset in your hands. The holding period for shares of common stock purchased under the plan will begin the day after the date the shares are acquired. The holding period can determine the rate of tax on any gain, and treatment of any loss from the sale of shares. You should consult with your own tax advisor to determine the specific tax consequences of any particular sale of shares to be made.

Tax Information Reporting

   The dividends paid to you as a shareholder, and any brokerage commissions paid by ONEOK on your behalf, as described above, will be reported on the appropriate IRS forms, which will be mailed to you and the Internal Revenue Service by January 31 following the end of the year of payment. Shares of ONEOK common stock sold through EquiServe will be reported on IRS Form 1099-B, which will be mailed to you and the Internal Revenue Service by January 31 following the end of the year of the sale. Form 1099-B will state the amount of the sale proceeds. You and your tax advisor must determine the basis of shares sold and any gain or loss on such a sale.

                     PLAN OF DISTRIBUTION AND UNDERWRITERS

   Pursuant to the plan, we may be requested to approve optional cash investments in excess of the allowable maximum amounts pursuant to requests for waiver on behalf of participants that may be engaged in the securities business. In deciding whether to approve such a request, we will consider relevant factors including, but not limited to, whether the plan is then acquiring newly issued shares of common stock or acquiring shares through open market purchases or privately negotiated transactions, our need for additional funds, the attractiveness of obtaining those funds by the sale of common stock under the plan in comparison to other sources of funds, the purchase price likely to apply to any sale of common stock, the participant submitting the request, including the extent and nature of the participant's prior participation in the plan and the number of shares of common stock held of record by the participant, the aggregate number of requests for waiver that have been submitted by all participants and federal and state securities laws.

   Persons who acquire shares of common stock through the plan and resell them shortly after acquiring them, including coverage of short positions, under certain circumstances, may be participating in a distribution of securities that would require compliance with Regulation M under the Securities Exchange Act of 1934 and may be considered to be underwriters within the meaning of the Securities Act. We will not extend to any person any rights or privileges other than those to which it would be entitled as a participant, nor will we enter into any agreement with any person regarding their purchase of shares or any resale or distribution of shares. We may, however, approve requests for optional cash investments by them in excess of allowable maximum limitations.
If requests are submitted for an aggregate amount in excess of the amount we are willing to accept, we may honor requests in order of receipt, pro rata or by any other method which we determine to be appropriate.

   You will not incur fees, commissions or expenses in connection with the plan, except that if you direct EquiServe to sell shares of common stock credited to your account EquiServe will deduct from the sales proceeds any applicable service fee (currently $10.00 per sale transaction), any applicable brokerage commission (currently $0.10 per share sold) and any other costs of sale.

                                USE OF PROCEEDS

   The plan will raise additional capital for us to the extent that the plan purchases newly-issued shares of common stock or treasury shares from us (rather than acquiring shares in the open market or in privately negotiated transactions). We do not know the number of shares of common stock that will ultimately be purchased pursuant to the plan, or the prices at which the shares will be purchased. We currently intend to issue new shares to satisfy demand for shares under the plan; therefore, the plan is expected to raise additional capital for us. We intend to use the net proceeds from the sale of common stock for one or more of the following: repayment of indebtedness, investments in assets, working capital, and general corporate purposes. Pending those uses, we may temporarily invest the net proceeds in short-term investments consistent with our investment policies.

                          LEGAL OPINIONS AND EXPERTS

   Gable & Gotwals, P.C., our counsel, has passed upon the legality of our common stock offered by this prospectus and all legal matters in connection with the plan and has passed upon certain federal income tax consequences in connection with the plan. Gable & Gotwals, P.C. is located at 100 West Fifth Street, Suite 1100, Tulsa, OK 74103.

   The consolidated financial statements of ONEOK, Inc. and its subsidiaries as of August 31, 1999 and 1998 and for each of the years in the three-year period ended August 31, 1999, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

   The combined financial statements of the Businesses Acquired from Kinder Morgan, Inc. by ONEOK, Inc. incorporated in this Prospectus by reference to ONEOK, Inc.'s Current Report on Form 8-K/A dated June 19, 2000 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                      WHERE YOU CAN FIND MORE INFORMATION

   We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You can read and copy any materials we file with the Securities and Exchange Commission at its Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549 and at its regional offices located at Seven World Trade Center, New York, New York 10048 and at 500 West Madison Street, Chicago, Illinois 60661. You can obtain information about the operations of the Securities and Exchange Commission Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains a Web Site that contains information we file electronically with the Securities and Exchange Commission, which you can access over the Internet at http://www.sec.gov. Our common stock is listed on the New York Stock Exchange (NYSE: OKE), and you can obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

   The Securities and Exchange Commission allows us to "incorporate by reference" some of the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this registration statement and prospectus, and later information filed with the Securities and Exchange Commission will automatically update and supersede some of this information. We incorporate by reference any future filings we make with the Securities and Exchange Commission under Section 13(a), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities offered by the prospectus or otherwise terminate the offering.

   Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement and prospectus.

   We incorporate by reference the documents listed below:

   . Our annual report on Form 10-K for the fiscal year ended August 31, 1999; . Our report on Form 10-Q for the quarterly period ended November 30, 1999; . Our report on Form 10-Q for the transition period from September 1, 1999 to December 31, 1999;
   . Our proxy statement dated March 10, 2000, in connection with the Annual Meeting of Shareholders held on April 20, 2000;
   .  Our report on Form 10-Q for the quarterly period ended March 31, 2000;
   .  Our report on Form 10-Q for the quarterly period ended June 30, 2000;
   . Our report on Form 10-Q for the quarterly period ended September 30, 2000; . Our current reports on Form 8-K and 8-K/A filed with the Securities and
      Exchange Commission October 14, 1999, October 21, 1999, November 8, 1999, December 15, 1999, January 7, 2000, January 24, 2000, January 27, 2000,
      February 1, 2000, February 9, 2000, February 22, 2000, March 21, 2000,
      March 28, 2000, April 4, 2000, April 4, 2000, April 6, 2000, and as
      amended on June 19, 2000, April 26, 2000, May 30, 2000, July 10, 2000,
      August 29, 2000, August 29, 2000, November 7, 2000, December 21, 2000,
      January 19, 2001, and January 29, 2001.
   . The descriptions of our common stock, $0.01 par value, contained in our Form 8-A registration statement filed with the Securities and Exchange Commission on November 21, 1997, including any amendment or report filed for the purpose of updating that description, and our registration statement on Form S-3 (file number 333-36928) filed with the Securities and Exchange Commission on May 12, 2000.
   . The description of our preferred share rights contained in our Form 8-A registration statement filed with the Securities and Exchange Commission on November 28, 1997, including any amendment or report filed for the purpose of updating that description.

   Any person receiving a copy of this prospectus may obtain, without charge, upon request, a copy of any of the documents incorporated by reference in it (except for the exhibits to those documents, unless the exhibits are specifically incorporated by reference into such documents). You may obtain a copy of each of the above-listed documents at no cost by writing or calling us at the following address:

          ONEOK, Inc.
          100 West Fifth Street
          Tulsa, Oklahoma  74103
          Attention: Vice President-Investor Relations
          Telephone: (918) 588-7158
          Fax: (918) 588-7960

   We have filed with the Securities and Exchange Commission a registration statement on Form S-3 under the Securities Act with respect to the shares of common stock covered by our Direct Stock Purchase and Dividend Reinvestment Plan. This prospectus, which constitutes part of the registration statement, omits some of the information contained in the registration statement and the exhibits to it on file with the Securities and Exchange Commission pursuant to the Securities Act and the rules and regulations of the Securities and Exchange Commission under that act. The registration statement, including exhibits thereto, may be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the copy of the contract or other document filed as an exhibit to the registration statement.

   In accordance with Section 1039 of the Oklahoma General Corporation Act, as amended, our board of directors has authorized the issuance of some or all of the shares of any or all of our classes or series of capital stock without certificates. We have the authority to designate and issue more than one class or series of capital stock having various preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption. We will furnish a full statement of the relative rights and preferences of each class or series of our capital stock which has been designated with preferences and any restrictions on the ownership or transfer of capital stock to any shareholder upon request and without charge. Written requests for those copies should be directed to: ONEOK, Inc., 100 West Fifth Street, Tulsa Oklahoma, 74103, Attention: Chief Financial Officer or Corporate Secretary.

                                  ONEOK, INC.
                                  (Exhibit A)

The following dates assume that cash dividends are paid on the 15th day of any month in which we pay a cash dividend and are subject to change.


       Minimum
Waiver Price and Waiver         Waiver Cash    Pricing Period
       Discount                 Payment Due     Commencement    Pricing Period
         Date                      Date             Date        Conclusion Date

       02/27/01                   03/01/01        03/02/01         03/15/01
       03/27/01                   03/29/01        03/30/01         04/12/01
       04/27/01                   05/01/01        05/02/01         05/15/01*
       05/30/01                   06/01/01        06/04/01         06/15/01
       06/26/01                   06/28/01        06/29/01         07/13/01
       07/30/01                   08/01/01        08/02/01         08/15/01*
       08/28/01                   08/30/01        08/31/01         09/14/01
       09/27/01                   10/01/01        10/02/01         10/15/01
       10/30/01                   11/01/01        11/02/01         11/15/01*
       11/28/01                   11/30/01        12/03/01         12/14/01
       12/27/01                   12/31/01        01/02/02         01/15/02
       01/30/02                   02/01/02        02/04/02         02/15/02*
       02/27/02                   03/01/02        03/04/02         03/15/02
       03/27/02                   04/01/02        04/02/02         04/15/02
       04/29/02                   05/01/02        05/02/02         05/15/02*
       05/29/02                   05/31/02        06/03/02         06/14/02
       06/26/02                   06/28/02        07/01/02         07/15/02
       07/30/02                   08/01/02        08/02/02         08/15/02*
       08/27/02                   08/29/02        08/30/02         09/13/02
       09/27/02                   10/01/02        10/02/02         10/15/02
       10/30/02                   11/01/02        11/04/02         11/15/02*
       11/27/02                   11/29/02        12/02/02         12/13/02
       12/27/02                   12/31/02        01/02/03         01/15/03
       01/29/03                   01/31/03        02/03/03         02/14/03*
       02/26/03                   02/28/03        03/03/03         03/14/03


*These dates are typically dates on which dividends are payable, if declared by the Board of Directors.

Ticker Symbol (NYSE):  OKE

Internet Site:  www.oneok.com
                -------------

Plan Administrator:

   First Chicago Trust Company of New York, a division of EquiServe

   Shareholder inquiries:
     1-888-764-5595 (toll free) or 201/324-0313.
     An automated voice response system is available 24 hours a day, seven days a week.
     Customer service representatives are available from 8:30 a.m. to 7:00 p.m. U.S. Eastern time each business day.

   TDD:  1-201-222-4955

   New investors requesting plan material:
     1-800-955-4798

   Write to:

     ONEOK, Inc. Direct Stock Purchase and
       Dividend Reinvestment Plan
     c/o EquiServe
     P.O. Box 2598
     Jersey City, NJ  07303-2598

   Internet:  http://www.equiserve.com
              ------------------------

ONEOK, Inc. is a diversified energy company whose objective has been to maximize value for shareholders by vertically integrating its business operations from the wellhead to the burner tip. This strategy has focused on acquiring assets that provide synergistic trading and marketing opportunities all along the natural gas energy chain.

ONEOK's core values state that our actions are founded on trust, honesty, and integrity through open communications and adherence to the highest standards of business ethics.

Our commitment to quality is driven by continuous improvement and our quest for excellence.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  The estimated expenses which will be paid by the Company are as follows:


Securities and Exchange Commission registration fee........................                             $ 33,968.00
Transfer age fees and expenses (a).........................................                             $ 50,000.00
Printing and copying expenses..............................................                             $ 18,555.00
Listing fees...............................................................                             $  1,500.00
Legal fees and expenses....................................................                             $ 20,000.00
Accounting fees and expenses...............................................                             $ 20,000.00
Miscellaneous..............................................................                             $  2,000.00
                                                                                                        -----------
      TOTAL ...............................................................                             $146,023.00
                                                                                                        ===========

  (a) Amount includes original set-up fee and monthly administration fee. The administration fee will be approximately $50,000 each year.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     ONEOK, Inc. (the "Company"), an Oklahoma corporation, is empowered by section 1031 of the Oklahoma General Corporation Act, subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding in which such person is made or threatened to be made a party by reason of his being or having been a director, officer, employee or agent of the Company. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise. Article VIII of the by-laws of the Company provides that directors and officers of the Company shall be indemnified by the Company to the fullest extent permitted by Oklahoma law as now or hereafter enforced, including the advance of related expenses. In addition, indemnification agreements, the form of which has been previously approved by the shareholders of the Company, have been entered into between the Company and each of its directors and executive officers.

     The certificate of incorporation of the Company provides that a director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or which would involve intentional misconduct or a knowing violation of law, (iii) payment of unlawful dividends or unlawful stock purchases or redemptions or (iv) any transaction from which the director derived an improper personal benefit.

     Pursuant to Article VIII of the by-laws of the Company, upon authorization and determination (1) by the board of directors by a majority of a quorum consisting of directors who were not parties to the action, suit, or proceeding involved; (2) if such a quorum is not obtainable, or even if obtainable and a quorum of disinterested directors so directs, by independent counsel in a written opinion; or (3) by the shareholders, the Company is obligated to indemnify any person who incurs liability by reason of the fact that he is or was a director, officer, employee, or agent of the Company, or is or was serving at its request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, or as a member of any committee or similar body, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. However, in an action by or in the right of the Company, no indemnification will be made if such person shall be adjudged to be liable to the Company, unless such indemnification is allowed by a court of competent jurisdiction.

     The indemnification agreements referred to above provide that the Company is obligated to indemnify the specified director or executive officer to the fullest extent permitted by law. The agreements provide that, upon request by a director or executive officer, the Company is obligated to advance expenses for defense of a claim made against the director or executive officer. The obligation of the Company to indemnify the director or executive officer is subject to applicable law and the determination by a "reviewing party" selected by the board of directors that the director or executive officer is entitled to indemnification. In addition, the agreements obligate the Company to indemnify the specified executive officer or director to the extent of the Company's recoveries under insurance policies regardless of whether the director or executive officer is ultimately determined to be entitled to indemnification. The agreements also provide for partial indemnification if a portion of a claim for indemnification is not allowed by the reviewing party appointed by the board of directors.

     Under an insurance policy obtained by the Company, coverage of Company officers and directors against liability for neglect, errors, omissions, or breaches of duty in their capacities as such is provided for both the Company, to the extent that it is obligated to indemnify such officers and directors, and the officers and directors themselves. Additional coverage is provided to the Company for claims arising from any such conduct in connection with any purchase or sale of, or any offer to purchase or sell, securities issued by the Company. Such coverage is provided in the amount of $200,000,000, with a retained limit by the Company of $250,000. The insurance company is obligated to pay any covered loss in excess of the $250,000 retained limit and covered defense costs from the first dollar, up to the policy limit of $200,000,000. Among the policy exclusions are those which exclude coverage for accounting for profits made within the meaning of Section 16(b) of the Securities Exchange Act of 1934, claims based upon or attributable to directors and officers gaining any personal profit or advantage to which such individuals are not legally entitled, and for any claims brought about or attributable to the dishonesty of an officer or director.

     It is recognized that the above-summarized provisions of the Company's by-laws, the indemnification agreements and the applicable provisions of the Oklahoma General Corporation Act may be sufficiently broad to indemnify officers, directors, and controlling persons of the Company against liabilities arising under such Act.

     The Company and Western Resources, Inc. ("WRI") have entered into a Registration Rights Agreement that provides for indemnification of the Company's directors, officers, employees and controlling persons, if any, in any offering or sale of shares of common stock, obtainable upon conversion of the Series A Convertible Preferred Stock or Series B Convertible Preferred Stock, against any claims (including amounts paid in settlement), or actions or proceedings in respect thereof, arising out of or based upon an untrue statement or alleged untrue statement of a material fact contained in such registration statement or prospectus contained therein, or any document incorporated by reference therein, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading, in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by WRI or an agent or underwriter thereof expressly for use therein.


Item 16.    Exhibits.


 Exhibit
  Number     Description
----------  ------------

       4.1  Certificate of Incorporation of the Company, filed May 16, 1997 (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-4, as amended (Commission
            File No. 333-27467)).

       4.2  Certificate of Merger of the Company, filed November 26, 1997 (incorporated by reference to
            Exhibit (1)(b) to the Company's Quarterly Report on Form 10-Q for the quarter ended May 31,
            1998).

       4.3  Amended Certificate of Incorporation of the Company, filed January 16, 1998 (incorporated by reference to Exhibit (1)(b) to the Company's Quarterly Report on Form 10-Q for the
            quarter ended May 31, 1998).

       4.4  By-laws of the Company, as amended (incorporated by reference to Exhibit (3)(d) to the
            Company's Annual Report on Form 10-K for the year ended August 31, 1999).

       4.5  Article "Fourth" of the Certificate of Incorporation of the Company (Preferred Stock and
            Common Stock), Incorporated by reference from Exhibit 3.1 to the Company's Registration
            Statement on Form S-4, as amended (Commission File No. 333-27467)).

       4.6  Certificate of Designation for Convertible Preferred Stock of the Company filed November
            26, 1997 (Incorporated by reference from Exhibit 3.3 to the Company's Registration
            Statement on Form S-4, as amended (Commission File No. 333-27467)).

       4.7  Certificate of Designation for Series C Participating Preferred Stock of the Company, filed
            November 26, 1997 (incorporated by reference to Exhibit 1 to the Company's Form 8-A
            Registration Statement filed with the Commission on November 26, 1997).

       4.8  Form of Common Stock Certificate (incorporated by reference to Exhibit 1 to Form 8-A, filed
            November 21, 1997).

       4.9  Rights Agreement, dated November 26, 1997, between the Company and Liberty Bank and Trust
            Company of Oklahoma City, N.A., as Rights Agent (incorporated by reference to Exhibit 2.3 to the Company's Registration Statement on Form S-4, as amended (Commission File No.
            333-27467)).

      4.10  Shareholder Agreement, dated November 26, 1997, between Western Resources, Inc. and the
            Company (incorporated by reference to Exhibit 2.2 to the Company's Registration Statement
            on Form S-4, as amended (Commission File No. 333-27467)).

      4.11  Form of Registration Rights Agreement, dated November 26, 1997, between Western Resources,
            Inc. and the Company (incorporated by reference to Exhibit 3.4 to the Company's
            Registration Statement on Form S-4, as amended (Commission File No. 333-27467)).

       5.1  Opinion of Gable & Gotwals.

       8.1  Opinion of Gable & Gotwals re: Tax Matters.

      23.1  Consent of Gable & Gotwals (included in Exhibit 5.1).

      23.2  Consent of KPMG LLP.

      23.3  Consent of PricewaterhouseCoopers LLC.

        24  Powers of Attorney (included on the signature page hereof).



ITEM 17. UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration Statement;

     provided, however, that paragraphs (a) (1) (i) and (a) (1) (ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on January 29, 2001.

                              ONEOK, INC.



                              By: /s/ Jim Kneale
                                 -------------------------------------------
                                                Jim Kneale
                              Senior Vice President, Treasurer and
                              Chief Financial Officer


KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears immediately below constitutes and appoints James C. Kneale and John A. Gaberino, Jr., and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                 Signature                                   Title                           Date
                 ---------                                   -----                           ----

         /s/ David L. Kyle                          Chairman of the Board,                January 29, 2001
---------------------------------------       President, Chief Executive Officer
David L. Kyle                                  and Director (Principal Executive
                                                           Officer)


_______________________________________                    Director                       January 29, 2001
Edwyna G. Anderson



        /s/ William M. Bell                                Director                       January 29, 2001
---------------------------------------
William M. Bell



      /s/ Douglas R. Cummings                              Director                       January 29, 2001
---------------------------------------
Douglas R. Cummings

                                                Vice President, Controller and            January 29, 2001
                                                   Chief Accounting Officer
       /s/ Barry D. Epperson                    (Principal Accounting Officer)
---------------------------------------
Barry D. Epperson



        /s/ William L. Ford                                Director                       January 29, 2001
---------------------------------------
William L. Ford


_______________________________________
Howard R. Fricke                                           Director                       January 29, 2001



        /s/ Douglas T. Lake
---------------------------------------                    Director                       January 29, 2001
Douglas T. Lake



                 Signature                                   Title                           Date
                 ---------                                   -----                           ----

         /s/ Bert H. Mackie                                Director                       January 29, 2001
-------------------------------------------
Bert H. Mackie


                                              Vice President, Treasurer and Chief         January 29, 2001
           /s/ Jim Kneale                              Financial Officer
-------------------------------------------      (Principal Financial Officer)
Jim Kneale



_______________________________________                    Director                       January 29, 2001
Douglas A. Newsom



         /s/ Gary D. Parker                                Director                       January 29, 2001
-------------------------------------------
Gary D. Parker



          /s/ J. D. Scott                                  Director                       January 29, 2001
-------------------------------------------
J. D. Scott

                                 EXHIBIT INDEX




 Exhibit
  Number    Description
----------  ----------

       4.1  Certificate of Incorporation of the Company, filed May 16, 1997 (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-4, as amended (Commission
            File No. 333-27467)).

       4.2  Certificate of Merger of the Company, filed November 26, 1997 (incorporated by reference to
            Exhibit (1)(b) to the Company's Quarterly Report on Form 10-Q for the quarter ended May 31,
            1998).

       4.3  Amended Certificate of Incorporation of the Company, filed January 16, 1998 (incorporated by reference to Exhibit (1)(b) to the Company's Quarterly Report on Form 10-Q for the
            quarter ended May 31, 1998).

       4.4  By-laws of the Company, as amended (incorporated by reference to Exhibit (3)(d) to the
            Company's Annual Report on Form 10-K for the year ended August 31, 1999).

       4.5  Article "Fourth" of the Certificate of Incorporation of the Company (Preferred Stock and
            Common Stock), Incorporated by reference from Exhibit 3.1 to the Company's Registration
            Statement on Form S-4, as amended (Commission File No. 333-27467)).

       4.6  Certificate of Designation for Convertible Preferred Stock of the Company filed November
            26, 1997 (Incorporated by reference from Exhibit 3.3 to the Company's Registration
            Statement on Form S-4, as amended (Commission File No. 333-27467)).

       4.7  Certificate of Designation for Series C Participating Preferred Stock of the Company, filed
            November 26, 199 (incorporated by reference to Exhibit 1 to the Company's Form 8-A
            Registration Statement filed with the Commission on November 26, 1997).

       4.8  Form of Common Stock Certificate (incorporated by reference to Exhibit 1 to Form 8-A, filed
            November 21, 1997).

       4.9  Rights Agreement, dated November 26, 1997, between the Company and Liberty Bank and Trust
            Company of Oklahoma City, N.A., as Rights Agent (incorporated by reference to Exhibit 2.3 to the Company's Registration Statement on Form S-4, as amended (Commission File No.
            333-27467)).

      4.10  Shareholder Agreement, dated November 26, 1997, between Western Resources, Inc. and the
            Company (incorporated by reference to Exhibit 2.2 to the Company's Registration Statement
            on Form S-4, as amended (Commission File No. 333-27467)).

      4.11  Form of Registration Rights Agreement, dated November 26, 1997, between Western Resources,
            Inc. and the Company (incorporated by reference to Exhibit 3.4 to the Company's
            Registration Statement on Form S-4, as amended (Commission File No. 333-27467)).

       5.1  Opinion and consent of Gable & Gotwals.

       8.1  Opinion of Gable & Gotwals re: Tax Matters.

      23.1  Consent of Gable & Gotwals (included in Exhibit 5.1).

      23.2  Consent of KPMG LLP.

      23.3  Consent of PricewaterhouseCoopers LLC.

        24  Powers of Attorney (included on the signature page hereof).